Exhibit 10.18

Maximum Mortgage Contract

The number of this Maximum Mortgage Contract (the “Contract”) is (2009) Jian Ping Song Gao Bao Zi No. 1.

ARTICLE 9  INFORMATION ABOUT THE PARTIES

Guarantor (Party A): Fujian Shengda Import & Export Trading Co., Ltd.
Address: Shuinan Industrial Zone, Songxi County
Post Code: 353500
Legal Representative (Person-in-charge): Zhan Youdai
Fax: 2332598
Tel: 2325688

Creditor (Party B): China Construction Bank Corporation Limited Songxi Sub-branch
Address: 121 Jiefang Street, Songyuan Town, Songxi County
Post Code: 353500
Person-in-charge: Guo Rongbiao
Fax: 0599-2322644
Tel: 0599-2322670

(collectively, the “Parties”)

Whereas, for purpose of continually handling credit facilities (the following first item) for Fujian Shengda Food Development Co., Ltd. (hereinafter referred to as the “Debtor”), Party B will enter into (and/or has entered into) with the Debtor during the period from February 27, 2009 to February 27, 2012 (hereinafter referred to as the “Period for Determination of Creditor’s Rights”) the Renminbi Fund Facility Contract, Foreign Exchange Fund Facility Contract, Bank Acceptance Agreement, L/C Issuance Contract, L/G Issuance Agreement and/or other legal documents (the said contracts, agreements and/or other legal documents entered into during the Period for Determination of Creditor’s Rights are referred to as the “Master Contract” hereinafter).

(1) Granting Renminbi/foreign exchange facilities;
(2) Acceptance of commercial draft;
(3) Issuance of L/C;
(4) Issuance of L/G;
(5) Other credit facilities: Left blank.

Party A is willing to provide a maximum mortgage guarantee for the debts of the Debtor under the Master Contract.  Pursuant to the applicable laws, rules and regulations, Party A and Party B hereby conclude this Contract after mutual agreement, and intending to be legally bound thereby.

ARTICLE 10  STIPULATIONS ON ARTICLE 1.2

Maximum amount of guarantee liability under this maximum guarantee shall be RMB (in words) TWENTY-NINE MILLION YUAN ONLY.  If Party A performs its guarantee obligations in accordance with the provisions of the Contract, such maximum amount shall be decreased on the basis of the amount performed.

ARTICLE 11  STIPULATIONS ON ARTICLE 6.1

If the debts under the Master Contract are due or Party B declares the debts to be due in advance pursuant to the provisions of the Master Contract or laws, the Debtor fails to perform on time and in full, or the Debtor breaches other provisions of the Master Contract, Party A shall assume the guarantee liability to the extent of guarantee.
If Party A fails to make full payment of the amounts payable within the period required by Party B, liquidated damages shall be paid to Party B at a rate of five ten-thousandth on a daily basis based on the delayed amounts during such period as from the date of delay to the date of payment by Party A to Party B of all amounts payable. In such case, the guarantee liability assumed by Party A and the foregoing liquidated damages will not be subject to the maximum liability as specified herein.

ARTICLE 12  STIPULATIONS ON 7.3

In case of changing industrial and commercial registration matters such as name, legal representative (person-in-charge), domicile, business scope, registered capital or articles of association, Party A shall notify Party B in writing within fifteen working days of such change, and attach the relevant materials after such change.

ARTICLE 13  SETTLEMENT OF DISPUTES

Any and all disputes arising in the performance of the Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows. During the legal proceedings or arbitration, other terms and conditions of the Contract not involving the disputes shall be performed continually.

(1) Instituting legal proceedings in the People’s Court of competent jurisdiction at Party B’s domicile.

(2) Submitting to (left blank) Arbitration Commission (place of arbitration: (left blank)) for arbitration in accordance with the arbitration rules of the Arbitration Commission in force at the time of such arbitral application. The arbitration award shall be final and binding upon both parties.

ARTICLE 14  THIS CONTRACT IS MADE OUT IN TRIPLICATE COPIES.

ARTICLE 15  MISCELLANEOUS

15.1 If Party A or the Debtor fails to comply with the laws, rules and regulations in relation to environmental protection, energy saving, emission reduction and pollution reduction, or risks of energy consumption and pollution are likely to occur, Party B shall have the right to exercise the guarantee right under the Contract earlier, and take other remedies as set forth in the Contract or permitted by the laws.

15.2 Left blank.

ARTICLE 16 REPRESENTATIONS AND WARRANTIES BY PARTY A

16.1 Party A knows clearly about Party B’s business scope and authorized authority.

16.2 Party A has read all the terms and conditions of the Contract and the Master Contract. Party B has explained the relevant terms and conditions of the Contract and the Master Contract upon Party A’s request. Party A has fully known about and understood the meanings of all the terms and conditions of the Contract and the Master Contract and the corresponding legal consequences.

16.3 Party A has the legal qualification to act as the Guarantor. Party A’s guarantee under the Contract conforms to the provisions of the laws, administrative rules and regulations, and Articles of Association or internal organizational documents of Party A, and has obtained approvals from the competent internal organizations of Party A or the competent authorities of the state. All the liabilities resulting from Party A’s disqualification for entering into the Contract shall be assumed by Party A, including, but not limited to, indemnifying Party B against all the losses sustained by Party B therefrom.

16.4 Party A confirms that it has fully understood the information concerning the assets, debts, business, creditworthiness, and credit standing of the Debtor, whether the Debtor has the power and capacity to enter into the Master Contract and all the contents of the Master Contract.

For and on behalf of Party A (Common Seal):
Fujian Shengda Import & Export Trading Co., Ltd.

Legal Representative (Person-in-charge)
or Authorized Representative (Signature):
                  Zhan Youdai

February 27, 2009

For and on behalf of Party B (Common Seal):
China Construction Bank Corporation Limited Songxi Sub-branch

Legal Representative (Person-in-charge)
or Authorized Representative (Signature):
                  Guo Rongbiao

February 27, 2009